UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2023

Assurant, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Interstate North Circle SE
Atlanta, Georgia 30339
(770) 763-1000
(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, Assurant, Inc. (the “Company”) has initiated plans to sell its Miami, Florida office (the “Property”). The Company has submitted an agreement to sell the Property (the “Agreement”) to a potential acquiror, which is subject to review, approval, execution and other conditions. If the transaction is consummated pursuant to the terms of the Agreement, the Company expects to record a gain in 2024 above the current carrying value of $44.4 million as of June 30, 2023. The Company does not anticipate that the gain will impact its capital deployment priorities. The entry into a definitive agreement and the consummation of the transaction are subject to significant uncertainty. There can be no assurance that a definitive agreement will be executed or that any transaction will be approved or consummated.

The Company currently expects its Global Housing segment to record less than $50 million pre-tax of reportable catastrophes for the third quarter 2023. Estimates for reportable catastrophes are preliminary and subject to any additional developments and events that may occur for the remainder of third quarter 2023. Hurricane Idalia accounted for over half of total estimated pre-tax losses, primarily within lender-placed products from heavy wind across Western Florida. The remainder of estimated losses are mainly related to wildfires in Hawaii, also largely within lender-placed. The Company’s reportable catastrophes include individual catastrophic events that generate losses in excess of $5 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums.

The Company will report third quarter 2023 results on October 31, 2023, after the market closes.

The information being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Cautionary Statement

Some of the statements in this Form 8-K, particularly expected reportable catastrophes, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this Form 8-K are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the Company’s future plans, estimates or expectations will be achieved. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For additional information on factors that could affect the Company’s actual results, please refer to the factors identified in the reports that the Company files with the U.S. Securities and Exchange Commission, including the risk factors identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: September 20, 2023	By:	/s/ Jay Rosenblum
Name: Jay Rosenblum
Title: Executive Vice President, Chief Legal Officer